UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2013
___________

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2013, Sterling Financial Corporation ("Sterling") issued a press release regarding its results of operations and financial condition for the quarter ended March 31, 2013. The text of the press release is included as Exhibit 99.1 to this report. The information included in the press release is considered to be "furnished" under the Securities Exchange Act of 1934. Sterling will include final financial statements and additional analyses for the quarter ended March 31, 2013 as part of its quarterly report on Form 10-Q covering that period.

Item 7.01     Regulation FD Disclosure.

Sterling is filing a supplemental slide presentation that it intends to review in conjunction with its earnings release conference call on April 25, 2013. The slides are included as Exhibit 99.2 to this report and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events

On April 24, 2013, Sterling announced that its Board of Directors approved a quarterly cash dividend of $0.20 per common share, payable on May 6, 2013 to shareholders of record as of May 20, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit No.    Exhibit Description

99.1        Press release text of Sterling Financial Corporation dated April 24, 2013.
99.2        Supplemental slide presentation of Sterling Financial Corporation.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

April 24, 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer